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                                   EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

STATE/PROVINCE OF
NAME                                               INCORPORATION
----                                               -------------

Cintas Corporation - East Coast                    Massachusetts

Cintas Corporation - Ohio                          Ohio

Cintas Corporation No. 1                           Ohio

Cintas Corp. No. 5                                 Michigan

Cintas Corp. No. 13                                Pennsylvania

Cintas Corporation No. 41                          Maryland

Cintas Sales Corporation                           Ohio

Cintas Corp. No. 45                                North Carolina

Corporate Business Services, Inc.                  Illinois

Cintas - R.U.S., Inc.                              South Carolina

Cintas Cleaning Services, Inc.                     Ohio

Cintas Executive Services, Inc.                    Nevada

Cintas Canada Limited                              Ontario, Canada

Cintas Investment Corp.                            Ontario, Canada

Respond Industries, Incorporated                   Colorado

American First Aid Company                         Maryland

1202327 Ontario, Inc.                              Ontario, Canada

Benjamin's Uniforms, Inc.                          Wisconsin

Petragon, Inc.                                     Kansas

Custom Uniform Service, Inc.                       Florida

Uniforms To You and Company                        Illinois

UTY Canada, LTD.                                   Quebec, Canada

Affirmed Medical, Inc.                             California

NCAVANS, Inc.                                      California

SanDVans, Inc.                                     California

Mechanics Uniform Holding, Inc.                    Michigan

Mechanics Uniform Rental Company                   Michigan

Standard Uniform Service, Inc.                     New Jersey

Unitog Company                                     Delaware

Unitog De Honduras, S.A.                           Honduras

Unitog Realty Company                              Missouri

Unitog Rental Services, Inc.                       California